As filed with the Securities and Exchange Commission on May 14, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
DELPHI FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-342277 (I.R.S. Employer Identification No.)
1105 North Market Street
Suite 1230
P.O. Box 8985
Wilmington, Delaware 19899
(302) 478-5142
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Robert Rosenkranz
Chairman of the Board and Chief Executive Officer
1105 North Market Street
Suite 1230
P.O. Box 8985
Wilmington, Delaware 19899
(302) 478-5142
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Chad W. Coulter, Esq. General Counsel Delphi Financial Group, Inc. 1105 North Market Street Suite 1230 P.O. Box 8985 Wilmington, Delaware 19899 (302) 478-5142	Perry J. Shwachman, Esq. Sidley Austin llp One South Dearborn Street Chicago, Illinois 60603 (312) 853-7000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462I under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

CALCULATION OF REGISTRATION FEE

	Amount to Be	Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of Securities to Be Registered	Registered (1)	Offering Price Per Unit (1)	Aggregate Offering Price (1)	Registration Fee (1)
Debt Securities
Junior Subordinated Debt Securities

(1) The Registrant is registering an indeterminate aggregate amount of debt securities as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of such debt securities. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

About this Prospectus	1
Where You Can Find More Information	1
Information Incorporated by Reference	1
Experts	2
Form of Trust Indenture between Delphi Financial Group, Inc. and the trustee for the junior subordinated debt securities
Consent of Ernst & Young LLP
Statement of Eligibility on Form T-1 of U.S. Bank National Association, as trustee for the Delphi Financial Group, Inc. debt securities
Statement of Eligibility on Form T-1 of U.S. Bank National Association, as trustee for the Delphi Financial Group, Inc. junior subordinated debt secutiries

PROSPECTUS
Delphi Financial Group, Inc.
Debt Securities
Junior Subordinated Debt Securities
     We will provide the specific terms of any offering of these securities in a supplement to this prospectus. The applicable prospectus supplement will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any documents incorporated by reference into this prospectus carefully before you invest.
     We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.
     We are incorporated in the State of Delaware. Our principal executive offices are located at 1105 North Market Street, Suite 1230, Wilmington, Delaware 19899. Our telephone number is (302) 478-5142. Our website is www.delphifin.com. The information contained on our website is not incorporated by reference into this prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     Investing in these securities involves risk. See “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006 and any additional “Risk Factors” set forth in any applicable prospectus supplement.

     This prospectus may not be used unless accompanied by a prospectus supplement.
The date of this prospectus is May 14, 2007.

ABOUT THIS PROSPECTUS
     This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission (the “Commission”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the securities identified in this prospectus. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus and in the event the information set forth in a prospectus supplement differs in any way from the information set forth in the prospectus, you should rely on information set forth in the prospectus supplement. The rules of the Commission allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. See “Information Incorporated by Reference.”
     You should read both this prospectus and any prospectus supplement together with the additional information described below under the headings “Where You Can Find More Information.”
     We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained in this prospectus or any applicable prospectus supplement is only correct as of their respective dates or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since those dates.
     Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” and the “Company” refer to Delphi Financial Group, Inc., and its subsidiaries, and “Delphi” refers to Delphi Financial Group, Inc. only and not any of its subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such filings are available to the public from the Commission’s website at http://www.sec.gov. You may also read and copy any document we file at the Commission’s public reference room in Washington D.C. located at 100 F Street, N.E., Washington D.C. 20549. You may also obtain copies of any document filed by us at prescribed rates by writing to the Public Reference Section of the Securities Exchange Commission at that address. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. You may also inspect the information that we file at the offices of the New York Stock Exchange Inc., 20 Broad Street, New York, New York 10005. Information about us, including our filings, is also available on our website at http://www.delphifin.com, however that information is not part of this prospectus or any accompanying prospectus supplement.
INFORMATION INCORPORATED BY REFERENCE
     The Commission allows us to incorporate by reference the information contained in documents we file with the Commission, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus and any applicable prospectus supplement. Any statement contained in a document which is incorporated by reference in this prospectus or the applicable prospectus supplement is automatically updated and superseded if information contained in this prospectus or any applicable prospectus supplement, or information that we later file with the Commission, modifies or replaces that information. Any statement made in this prospectus or any applicable prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.
     We incorporate by reference the following documents we filed, excluding any information contained therein or attached as exhibits thereto which has been furnished but not filed, with the Commission:
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed on February 28, 2007; and

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007, filed on May 10, 2007; and

•	Our Current Reports on Form 8-K filed on February 13, 2007 and April 25, 2007.
     Any documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates will automatically be deemed to be incorporated by reference in this prospectus and a part of this prospectus from the date of filing such documents; provided however, that we are not incorporating in each case, any documents or information contained therein that has been furnished but not filed with the Commission.
     To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in any such documents), call or write Delphi Financial Group, Inc., 1105 North Market Street Suite 1230 Wilmington, Delaware 19899, (302) 478-5142.
EXPERTS
     The consolidated financial statements of Delphi Financial Group, Inc. appearing in our Annual Report on Form 10-K for the year ended December 31, 2006 (including schedules included therein) and Delphi Financial Group Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II
Information Not Required in Prospectus
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the estimated expenses payable by us in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions.

Commission registration fee	(1)
Rating agency fees	(2)
Legal fees and expenses	$150,000
Accounting fees and expenses	$50,000
Trustee’s fees and expenses	$20,000
Printing, distribution and engraving fees	$50,000
Miscellaneous	$25,000

Total	$295,000

(1)	Deferred in reliance upon Rule 456(b) and 457(r).

(2)	Rating agency fees are calculated in part based on the amount of securities offered and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers
     Delphi Financial Group, Inc. is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law (“DGCL”), which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee, or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding provided such officer, director, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interest and, with respect to criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. Section 145 of the DGCL provides further that a Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is judged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above or any claim therein, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. Article Eighth of Delphi’s Restated Certificate of Incorporation provides for indemnification of its officers and directors to the full extent permitted by the DGCL.
     Article Eighth of the Restated Certificate of Incorporation also provides that directors of the Company will not be personally liable for monetary damages for breach of a director’s fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Delphi or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Item 16. Exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement for junior subordinated debt*

4.1	Form of Trust Indenture between Delphi Financial Group, Inc. and the trustee for the debt securities**

4.2	Form of Trust Indenture between Delphi Financial Group, Inc., and the trustee for the junior subordinated debt securities

4.3	Form of debt securities (included in Exhibit 4.1)

4.4	Form of junior subordinated debt securities*

5.1	Opinion of Sidley Austin LLP*

8	Opinion of Sidley Austin LLP with respect to certain tax matters*

23.1	Consent of Ernst & Young LLP

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1) *

24.1	Power of Attorney (set forth on the signature page hereto)

25.1	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as trustee for the Delphi Financial Group, Inc. debt securities

25.2	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as trustee for the Delphi Financial Group, Inc. junior subordinated debt securities

*	To be filed by Current Report on Form 8-K and incorporated by reference herein.

**	Incorporated herein by reference to Exhibit 4.A (as supplemented by Exhibit 4.B) to Current Report on Form 8-K filed on May 20, 2003.
Item 17. Undertakings.
     The undersigned registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)	The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Security Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Wilmington, Delaware, as of the 14th day of May, 2007.

DELPHI FINANCIAL GROUP, INC.

By:	/s/ ROBERT M. SMITH, JR.

Robert M. Smith, Jr.
Director and Executive Vice President
     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Robert Rosenkranz and Robert M. Smith, Jr., their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2007.

SIGNATURE	TITLE	DATE

* (Robert Rosenkranz)	Chairman of the Board and Chief Executive Officer (Principal Executive Officer) and Director	May 14, 2007

* (Kevin R. Brine)	Director	May 14, 2007

* (Lawrence E. Daurelle)	Director	May 14, 2007

* (Edward A. Fox)	Director	May 14, 2007

* (Steven A. Hirsh)	Director	May 14, 2007

* (Harold F. Ilg)	Director	May 14, 2007

* (James M. Litvack)	Director	May 14, 2007

* (James N. Meehan)	Director	May 14, 2007

* (Philip R. O’Connor)	Director	May 14, 2007

* (Donald A. Sherman)	Director, President and Chief Operating Officer	May 14, 2007

/s/ ROBERT M. SMITH, JR. (Robert M. Smith, Jr.)	Director and Executive Vice President	May 14, 2007

* (Robert F. Wright)	Director	May 14, 2007

* (Thomas W. Burghart)	Vice President and Treasurer (Principal Accounting and Financial Officer)	May 14, 2007

* BY:	/s/ ROBERT M. SMITH, JR.
Attorney-in-Fact

DELPHI FINANCIAL GROUP, INC.
EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement for junior subordinated debt*

4.1	Form of Trust Indenture between Delphi Financial Group, Inc. and the trustee for the debt securities**

4.2	Form of Trust Indenture between Delphi Financial Group, Inc., and the trustee for the junior subordinated debt securities

4.3	Form of debt securities (included in Exhibit 4.1)

4.4	Form of junior subordinated debt securities*

5.1	Opinion of Sidley Austin LLP*

8	Opinion of Sidley Austin LLP with respect to certain tax matters*

23.1	Consent of Ernst & Young LLP

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1	Power of Attorney (set forth on the signature page hereto)

25.1	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as trustee for the Delphi Financial Group, Inc. debt securities

25.2	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as trustee for the Delphi Financial Group, Inc. junior subordinated debt securities

*	To be filed by Current Report on Form 8-K and incorporated by reference herein.

**	Incorporated herein by reference to Exhibit 4.A (as supplemented by Exhibit 4.B) to Current Report on Form 8-K filed on May 20, 2003.